UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Commerce Way East Aurora, New York	14052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Astronics Corporation (the “Company”) modified its existing credit facility by entering into Amendment No, 1 dated as of December 31, 2013 (the “Amendment”), to the Third Amended and Restated Credit Agreement, with HSBC Bank USA, National Association (“HSBC”), as Agent and with HSBC, Bank of America, N.A. and Manufacturers and Traders Trust Company, as Lenders ( the “Credit Agreement”). The Amendment modifies the definition of EBITDA by adding back certain non-recurring expenses and adjustments and modifies the definition of the Fixed Charge Coverage Ratio by excluding certain capital expenditures from the computation.

The Company’s obligations under the Credit Agreement as amended are required to be jointly and severally guaranteed by each domestic subsidiary of the Company other than a non-material subsidiary. The obligations are secured by a first priority lien on substantially all of the Company’s and the guarantors’ assets.

The above description does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of December 31, 2013, among Astronics Corporation, HSBC Bank USA, National Association, as Agent, and HSBC Bank USA, National Association Bank of America, N.A. and Manufacturers and Traders Trust Company, as Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASTRONICS CORPORATION

Date: December 31, 2013	By:	/s/ David C. Burney
David C. Burney
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of December 31, 2013, among Astronics Corporation, HSBC Bank USA, National Association, as Agent, and HSBC Bank USA, National Association, Bank of America, N.A. and Manufacturers and Traders Trust Company, as Lenders